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                                                                    EXHIBIT 99.1

                                                             Contact: Haim Tsuff
                                                         Chief Executive Officer
                                                                    713-621-3882
                                                           ISRAMCO@WORDONLINE.NL

/FOR IMMEDIATE RELEASE/
                                                                    John Swanson
                                                    Swanson Communications, Inc.
                                                                    217-285-4967

              ISRAMCO, INC. Reports Fourth Quarter and 2004 Results

HOUSTON, March 30 / -- ISRAMCO, INC. (Nasdaq: ISRL - NEWS) reported today revenues for the fourth quarter ended December 31, 2004 of $2,038,000 compared to revenues of $2,041,000 for the fourth quarter a year ago. The company reported a net loss of ($270,000) or ($0.09) per share for the fourth quarter of 2004 compared to a net loss of ($1,046,000) or ($0.40) per share for the same quarter a year earlier.

Revenues for the year ended December 31, 2004 were $8,943,000 compared to revenues of $8,885,000 for 2003. The net loss for 2004 was ($20,000), or ($0.00)
per share compared to net income of $2,256,000 or $0.85 per share for 2003.

The loss in net income in 2004 compared to net income in 2003 is primarily attributable to a decrease in oil and gas sales due to a decline in gas production, a decrease in operators fee collected during 2004, a decrease in the gain on marketable securities and an increase in deferred tax liability.

In 2004 revenues from oil and gas sales were $3,173,000 compared to $3,439,000 in 2003. Operators' fees in 2004 were $137,000 compared to $753,000 in 2003. Gains on sales of marketable securities and equity in the net income of investee affiliates were $1,605,000 compared to $1,970,000 in 2003. Deferred tax liability in 2004 was $2,989,000 compared to $1,169,000 a year earlier. However, revenues were positively affected in 2004 by leasing revenues of $2,034,000 for the Mirage 1 Cruise Liner. In 2003 there were no such revenues.

There were 2,639,853 shares of common stock issued and outstanding in both the 2004 and 2003 periods.

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The Company's income statement is summarized below:

                                 (in thousands except for per share income)

                                 Three months ended            Year Ended
                                    December 31                December 31
                                 2004         2003          2004         2003
STATEMENT OF OPERATIONS

Revenues                        $2,038       $2,041        $8,943       $8,885

Total expenses                   2,245        2,165         7,734        5,177

Net income (loss)                 (270)      (1,046)          (20)       2,256

Weighted average shares
 Issued and outstanding             --           --     2,639,853    2,639,583

Earnings per Common Share        (0.09)       (0.40)        (0.00)        0.85

CASH FLOW DATA

Net cash provided by
 operating activities               --           --         1,573        1,288

Net cash provided by (used in)
 Investing activities               --           --        (8,195)         476

Net cash provided
 By financing activities            --           --         6,277           --

BALANCE SHEET DATA

Current assets                      --           --         9,260        8,209

Total Assets                        --           --        41,358       32,614

Total Liabilities                   --           --        10,842        2,733

Total Shareholders Equity           --           --        30,516       29,881


                           FORWARD-LOOKING STATEMENTS
ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE- HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.